UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

WCA Waste Corporation
(Exact Name of Registrant as Specified in Charter)
Delaware	000-50808	20-0829917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Riverway, Suite 1400	77056
Houston, Texas 77056	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (713) 292-2400

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Amended and Restated Employment Agreements.  On May 19, 2010, following prior approval by the Compensation Committee of the Board of Directors, the employment agreements with each of the four named executive officers (“NEO”) of WCA Waste Corporation (“WCA”) were amended and restated.  The four NEOs of WCA are Tom J. Fatjo, Jr. (Chairman and Chief Executive Officer), Jerome M. Kruszka (President and Chief Operating Officer), Charles A. Casalinova (Senior Vice President and Chief Financial Officer) and Tom J. Fatjo, III (Senior Vice President – Finance and Secretary).

The changes to the NEO employment agreements, effective January 1, 2010, are as follows:

1.
The base annual salary for each of the NEOs was increased to the following amounts:  Tom J. Fatjo -- $633,000; Jerome M. Kruszka -- $633,000; Charles A. Casalinova -- $475,000; and Tom J. Fatjo, III - $475,000.

2.
The amount of bonus or incentive compensation that each NEO is eligible to earn under the WCA Waste Corporation 2007 Management Incentive Plan, as amended (the “MIP”), was reduced from 200% to 50% of each NEO’s annual base salary.  A description of the performance criteria under the MIP for 2010 is set forth below.

3.
The manner in which the number of shares of restricted common stock of WCA issued annually to each of the NEOs under the terms of their employment agreements is calculated has been changed in 2010. Prior to the current year, WCA calculated the current market value of WCA's common stock as the greater of $9.50 or the current market value of WCA's common stock.  Commencing in 2010, annual awards of restricted common stock will be determined by dividing the NEO's annual base salaries for 2009 by the average closing price of WCA's common stock, as quoted on The NASDAQ Global Market, for the last ten (10) trading days that ends on January 31st of the grant year.  For periods commencing on January 1, 2011 and annually thereafter, the annual base salary amount to be used to determine the amount of restricted common stock to be awarded to the NEO will be determined by the Compensation Committee in consultation with the NEO; provided, however, that such amount may not be less than the NEO’s 2009 base salary.

All other terms of the employment agreements remain unchanged.

The foregoing description of the amended and restated employment agreements for each of the NEOs is not complete and is qualified in its entirety by reference to each of those agreements which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Amendment to 2007 Management Incentive Plan.  On May 18, 2010, the Compensation Committee also approved an amendment to the MIP.  This amendment provides that shares of restricted common stock awarded pursuant to the MIP will be valued and priced in the same manner as shares of restricted common stock granted to the NEOs under the terms of their amended and restated employment agreements.  Accordingly, the number of shares of restricted common stock awarded under the MIP will be determined by dividing the award amount earned, if any, that is payable in shares of restricted common stock divided by the average closing price of WCA’s common stock, as quoted on The NASDAQ Global Market, for the last ten (10) trading days that ends on January 31st of the grant year.

For 2010, the Compensation Committee established seven performance criteria under the MIP for the NEOs.  The 2010 performance criteria are: (1) an acquired revenue goal, (2) an EBITDA goal, (3) a stock price goal, (4) a capital expenditures goal, (5) a bank facility goal, (6) an analyst coverage goal and (7) a net income goal.  The percentage of the total MIP award that is allocated to each NEO based on the achievement of any single performance criteria vary among the NEOs.  Certain performance criteria are not applicable to certain of the NEOs.

The foregoing description of the amendment to the MIP is not complete and is qualified in its entirety by reference to the amendment which is filed as Exhibits 10.5 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Exhibit Number	Description
Exhibit 10.1	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, Jr.
Exhibit 10.2	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Jerome M. Kruszka
Exhibit 10.3	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Charles A. Casalinova
Exhibit 10.4	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, III
Exhibit 10.5	Amendment No. 1 to WCA Waste Corporation Management Incentive Plan dated May 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA WASTE CORPORATION

Date: May 20, 2010	By:	/s/ Charles A. Casalinova
Charles A. Casalinova
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, Jr.
Exhibit 10.2	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Jerome M. Kruszka
Exhibit 10.3	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Charles A. Casalinova
Exhibit 10.4	Amended and Restated Employment Agreement dated May 19, 2010, between WCA Management Company, L.P., WCA Waste Corporation and Tom J. Fatjo, III
Exhibit 10.5	Amendment No. 1 to WCA Waste Corporation Management Incentive Plan dated May 18, 2010